                                                                   EXHIBIT 10.26

                           AMENDMENT NUMBER TWO TO THE
                JCC HOLDING COMPANY 1998 LONG-TERM INCENTIVE PLAN

         This Amendment Number Two (the "Amendment") to the JCC Holding Company 1998 Long-Term Incentive Plan (the "Plan") is made and executed as of the __ day of _______, 2001, to be effective as of March 29, 2001.

         WHEREAS, the Board of Directors of JCC Holding Company (the "Company") has approved an amendment to the Plan, pursuant to Section 15.1 of the Plan, to grant awards based on the common stock, par value $0.01 per share authorized pursuant to the Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code as of February 8, 2001;

         NOW, THERFORE, in accordance with Section 15.1 of the Plan, the Plan is hereby amended as follows:

         1. Section 3.1(v) of the Plan is hereby deleted in its entirety and following is substituted therefor:

                  3.1(v) "Stock" means the $0.01 par value Common Stock of the Company, and any such other securities of the Company as may be substituted for Sock pursuant to Article 14.

         2. As modified hereby, the provisions of the Plan, as heretofore amended, shall remain in full force and effect, and the Plan may be restated, as amended hereby, in its entirety.

         IN WITNESS WEREOF, the Company has caused this Amendment to be duly executed as of the date first above written.



                                         JCC HOLDING COMPANY



                                     By:
                                        ---------------------------------------
                                         Name:  Paul. D. Debban
                                         Title:   President